UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2010

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive office)	(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of the Security Holders.

At the Company’s annual meeting of stockholders held on May 13, 2010, the results of the balloting were as follows:

Election of one Class II Director to our Board of Directors to serve until the annual meeting of stockholders to be held in 2012 and thereafter until his successor is duly elected and qualified.

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
William F. Owens	33,065,343	1,034,910	5,457,380

Election of three Class III Directors to our Board of Directors to serve until the annual meeting of stockholders to be held in 2013 and thereafter until their successors are duly elected and qualified.

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Randy A. Foutch	33,815,798	284,455	5,457,380
Joseph N. Jaggers	33,821,732	278,521	5,457,380
Edmund P. Segner, III	33,519,536	580,717	5,457,380

Ratification of Deloitte & Touche, LLP as independent registered public accounting firm.

Votes For	Votes Against	Votes Abstaining
39,525,534	19,262	12,837

Proposal to amend and restate our certificate of incorporation to provide for the annual election of all directors. (This proposal did not pass because the required affirmative vote of 80% of the outstanding shares of common stock was not received.)

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
28,666,725	5,428,413	5,115	5,457,380

Stockholder proposal requesting that the Board of Directors take the steps necessary so that each stockholder voting requirement in our certificate of incorporation and bylaws that calls for a greater than simple majority vote be changed to a majority of the votes cast for and against the proposal in compliance with applicable law.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
25,162,783	8,912,306	25,164	5,457,380

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2010	BILL BARRETT CORPORATION

	By:	/s/ Francis B. Barron
Francis B. Barron
Executive Vice President — General Counsel; and Secretary

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